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Exhibit 99.2

OFG BANCORP

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 31, 2019, Oriental purchased from The Bank of Nova Scotia (“BNS”) all outstanding common stock of Scotiabank de Puerto Rico for an aggregate purchase price of $550.0 million, subject to settlement amounts as described herein. Immediately following the closing, Oriental merged Scotiabank de Puerto Rico with and into Oriental Bank, with Oriental Bank continuing as the surviving entity (the “SBPR Acquisition”). Oriental Bank also acquired the U.S. Virgin Islands banking operations of BNS through an acquisition of certain assets (including loans, ATMs and physical branch locations) and an assumption of certain liabilities (including deposits) for their net book value plus a $10.0 million premium on deposits (the “USVI Acquisition”). In addition, Oriental acquired certain loans and assumed certain liabilities, from BNS’s Puerto Rico branch for their net book value (the “PR Branch Acquisition” and, together with the SBPR Acquisition and the USVI Acquisition, the “Scotiabank PR & USVI Acquisition”). The audited consolidated balance sheet in Oriental’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 contemplates the effect of the Scotiabank PR & USVI Acquisition.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 only take into account the SBPR Acquisition (as permitted by a waiver granted by the Securities and Exchange Commission) and assume that the SBPR Acquisition occurred on January 1, 2019. The unaudited pro forma condensed combined financial information presented herein is derived from, and should be read in conjunction with, the consolidated financial statements of Oriental for the year ended December 31, 2019 included in Oriental’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the audited financial statements of Scotiabank de Puerto Rico as of and for the three years ended October 31, 2019 included herein.

The unaudited pro forma condensed combined financial information includes pro forma adjustments that are both factually supportable and directly attributable to the SBPR Acquisition. The unaudited pro forma condensed combined statements of operations only include pro forma adjustments that are expected to have a continuing impact on the results of operations of Oriental subsequent to the closing of the SBPR Acquisition. Accordingly, the merger and restructuring charges incurred during the year ended December 31, 2019 amounting to $24.1 million were adjusted to the pro-forma as a decrease to other expenses. These one-time charges were determined to be material nonrecurring charges that are not expected to have a continuing impact.

The unaudited pro forma condensed combined statement of operations was prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 — Business Combinations. Certain amounts in the Scotiabank de Puerto Rico historical financial statements have been reclassified to conform to classifications used by Oriental.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 as presented herein include a description of the pro forma adjustments necessary to prepare such unaudited pro forma condensed combined financial statements. The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of (i) the results of operations and financial position that would have been achieved had the transaction taken place on the dates indicated or (ii) the future operations of the combined companies. The information should be relied on only for the limited purpose of presenting what the results of operations and financial position of the combined businesses of Oriental and SBPR might have looked like had the acquisition occurred at a date prior to December 31, 2019 based on the assumptions presented herein.

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	Unaudited Pro Forma Condensed Combined Statement of
	Operations for the Year Ended December 31, 2019

		ORIENTAL	SBPR	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED ORIENTAL
		(In thousands)
	Interest income:
	Loans	$339,875	$131,612	$(28,488)	A	$442,999
	Investments	33,920	31,722	-		65,642
	Total interest income	373,795	163,334	(28,488)		508,641
	Interest expense:
	Deposits	39,355	17,983	8,380	B, C	65,718
	Securities sold under agreements to repurchase	7,423	-	-		7,423
	Other borrowed funds	2,212	-	-		2,212
	Subordinated capital notes	2,012	-	-		2,012
	Total interest expense	51,002	17,983	8,380		77,365
	Net interest income	322,793	145,351	(36,868)		431,276
	Provision for loan and lease losses, net	96,792	(13,175)	-		83,617
	Net interest income after provision for loan and lease losses	226,001	158,526	(36,868)		347,659
	Non-interest income	82,493	89,760	-		172,253
	Non-interest expense:					-
	Compensation and employee benefits	82,532	53,443	-		135,975
	Occupancy and equipment	30,053	14,268	-		44,321
	Electronic banking charges	21,244	23,146	-		44,390
	Professional services	14,629	10,372	-		25,001
	Loss on sale of foreclosed real estate, other
	repossessed assets and credit related expenses	11,499	7,722	-		19,221
	Other	73,287	5,871	(21,546)	D, E	57,612
	Total non-interest expense	233,244	114,822	(21,546)		326,520
	Income before income taxes	75,250	133,464	(15,322)		193,392
	Income tax expense	21,409	44,418	(5,746)	F	60,081
	Net income	53,841	89,046	(9,576)		133,311
	Less: Dividends on preferred stock	(6,512)	-	-		(6,512)
	Income available to common shareholders	$47,329	$89,046	$(52,190)		$84,185
	Income per common share:
	Basic	$0.92	$-	$0.72		$1.64
	Diluted	$0.92	$-	$0.71		$1.63
	Average common shares outstanding	51,335	-	-		51,335
	Average common shares outstanding and equivalents	51,719	-	-		51,719

Statement of operations pro forma adjustments for the year ended December 31, 2019
A

Interest income has been adjusted to reflect the amortization of the accounting adjustment related to the difference between the fair value of acquired loans and the loans’ par value. These loans will be accounted for either under the provisions of ASC 310-30 or ASC 310-20 based on the credit quality and risk characteristics of the acquired loans. The amortization presented herein is based on that segregation. Credit losses will reduce future period’s net income as they are incurred. Upon and subsequent to the SBPR Acquisition, with respect to loans that are to be accounted under ASC 310-20, we will measure the effects of credit losses following the provisions of ASC 310-10 and ASC 450-20 to the acquired portfolio of loans. With respect to loans that are to be accounted for under the provisions of ASC 310-30, the interest income will accrete from the fair value of the acquired loans to the expected cash flows and then the credit losses would be based on the changes to such expected cash flows subsequent to the acquisition as prescribed in ASC 310-30.

B

Interest expense has been adjusted to reflect the amortization of the accounting adjustment related to current interest rates with respect to deposits being acquired amounting to $2.6 million. The adjustment relates to the difference between the fair value of deposits and their principal amount at maturity. Fair value is amortized over 12-months on a straight-line basis.

C

Incremental amortization of core deposit intangible using sum of the year digits methodology over a useful life of ten years amounting to $5.9 million. Includes the reverse of $101 thousand for the amortization of core deposit intangible held by SBPR.

D

Incremental amortization of core relationship intangible amounting to $2.3 million and other intangibles amounting to $201 thousand, using sum of the year digits methodology over a useful life of ten years and three years, respectively.

E	Reversal of merger and restructuring charges incurred during the year in relation to the Scotiabank PR & USVI Acquisition amounting to $24.1 million.
F	Income tax expense assumes an effective tax rate of 37.5%, a tax-free merger and an acquisition of shares.

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